United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

DIAMOND HILL INVESTMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-24498	65-0190407
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (614) 255-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	DHIL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 19, 2025, Diamond Hill Investment Group, Inc. (“DHIG”) and Diamond Hill Capital Management, Inc., a wholly-owned subsidiary of DHIG (“DHCM” and, together with DHIG, the “Company”), entered into an Executive Employment Agreement (the “Agreement”) with Jo Ann Quinif, President and Chief Client Officer of DHCM. DHIG’s Board of Directors (the “Board”) and its Compensation Committee (the “Committee”) desired to enter into the agreement to formalize the terms of Ms. Quinif’s employment.

The Agreement became effective upon its entry and will expire on September 19, 2030, with the Agreement automatically renewing for one-year periods unless the Company or Ms. Quinif provides at least 120 days prior written notice of nonrenewal.

The Agreement provides Ms. Quinif with: (i) an annual base salary of $350,000, with the Committee retaining discretion to increase her base salary; (ii) a target annual cash incentive award (an “Annual Cash Incentive Award”) of $1,250,000 (the “Target ACIA”), which amount shall be determined in the sole discretion of the Committee based on factors that it deems appropriate, including the performance of the Company and Ms. Quinif, and shall be not less than $400,000 for any completed calendar year during the term of the Agreement; (iii) a target annual long-term incentive equity award (an “LTI Award”) of $500,000, which amount shall be determined in the sole discretion of the Committee based on factors that it deems appropriate, including the performance of the Company and Ms. Quinif, and which shall vest annually on a pro rata basis over a three-year period, subject to Ms. Quinif’s continued employment; (iv) on September 30, 2025, an award of restricted stock that will cliff vest in five years (a “Cliff Award”), subject to Ms. Quinif’s continued employment, with a grant date fair market value of $3,000,000; (v) the right to participate in health and life insurance coverages, disability programs, tax qualified retirement plans, equity compensation programs, paid holidays, paid vacation and such other perquisites and benefits of employment as the Company may provide from time to time to its senior executives; and (vi) reimbursement of the reasonable attorneys’ fees incurred by Ms. Quinif in the negotiation and drafting of the Agreement or any amendment thereof, up to $5,000 per occurrence.

If Ms. Quinif’s employment is terminated as a result of her death, her beneficiary will be entitled to any: (i) unpaid base salary through the date of termination; (ii) Annual Cash Incentive Award for a completed year that has been awarded by the Committee but not paid as of the termination date or, if such Annual Cash Incentive Award has not been awarded by the Committee as of the termination date, an amount equal to the Annual Cash Incentive Award for the prior year; and (iii) unreimbursed business expenses and benefits provided upon a termination of employment under the terms of the Company’s plans and program. The entitlements described in the foregoing clauses (i) and (iii) are referred to herein as the “Accrued Obligations”. In addition, any LTI Award or Cliff Award that is outstanding and unvested as of the termination date will vest in accordance with the terms of the applicable equity incentive plan and related award agreement.

If Ms. Quinif’s employment is terminated as a result of her permanent disability, she will be entitled to the Accrued Obligations and any Annual Cash Incentive Award for a completed year that has been awarded by the Committee but not paid as of the termination date.

If Ms. Quinif’s employment is terminated for cause, as defined in the Agreement, or Ms. Quinif resigns other than for good reason, as defined in the Agreement, she will be entitled only to the Accrued Obligations.

If Ms. Quinif’s employment is terminated without cause or if Ms. Quinif resigns for good reason, she will be entitled to: (i) the Accrued Obligations; (ii) any Annual Cash Incentive Award for a completed year that has been awarded by the Committee but not paid as of the termination date or if such Annual Cash Incentive Award has not been awarded by the Committee as of the termination date, an amount equal to the Annual Cash Incentive Award for the prior year; (iii) a lump sum equal to one year of her base salary in effect at the time of termination, (iv) a lump sum equal to a prorated Target ACIA, based on the number of days elapsed during the applicable calendar year; and (v) with respect to any outstanding LTI Award, a lump sum equal to (A) the number of DHIG common shares underlying such award that would have vested after the date of Ms. Quinif’s termination of employment had she remained employed through the end of the calendar year in which such termination occurs, multiplied by (B) the closing price of the common shares on the date notice of termination is provided under the Agreement.

If, within six months prior to or two years following a change in control, as defined in the Agreement, Ms. Quinif’s employment is terminated without cause or if Ms. Quinif resigns for good reason, she will be entitled to: (i) the Accrued Obligations; (ii) any

Annual Cash Incentive Award for a completed year that has been awarded by the Committee but not paid as of the termination date; (iii) a lump sum equal to one year of her base salary in effect at the time of termination; (iv) a lump sum equal to the Target ACIA; (v) a lump sum equal to a prorated Target ACIA, based on the number of days elapsed during the applicable calendar year; and (vi) vesting of any outstanding, unvested LTI Award and Cliff Award.

As a condition to receiving any severance payments or benefits, other than the Accrued Obligations, pursuant to the Agreement, Ms. Quinif must provide a comprehensive release of claims in favor of the Company and its affiliates.

The Agreement contains customary non-competition, non-solicitation, confidentiality, and non-disparagement covenants in the Company’s favor.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement with Jo Ann Quinif dated September 19, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND HILL INVESTMENT GROUP, INC.

Date:	September 19, 2025	By:	/s/ Thomas E. Line
Thomas E. Line, Chief Financial Officer and Treasurer